Exhibit (s)(viii)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

GAMCO NATURAL RESOURCES, GOLD & INCOME TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Carry-Forward Securities
Carry-Forward Securities	Equity	Common Shares(2)	Rule 415(a)(6)			(1)			N-2	333-276020	February 5, 2024	(1)
Carry-Forward Securities	Equity	Preferred Shares(2)	Rule 415(a)(6)			(1)			N-2	333-276020	February 5, 2024	(1)
Carry-Forward Securities	Debt	Debt Securities(3)	Rule 415(a)(6)			(1)		-	N-2	333-276020	February 5, 2024	(1)
Carry-Forward Securities	Other	Subscription Rights(4)	Rule 415(a)(6)			(1)			N-2	333-276020	February 5, 2024	(1)
Carry-Forward Securities	Unallocated (Univseral) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)			$100,000,000(1)			N-2	333-276020	February 5, 2024	$21,820.00
Total Offering Amounts						$100,000,000		-
Total Fees Previously Paid								$0
Total Fee Offsets								-
Net Fee Due								$0

(1)	Included as part of Unallocated (Universal) Shelf. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $100,000,000 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-276020) initially declared effective on February 5, 2024 (the “Prior Registration Statement”). The Prior Registration Statement carried forward $200,000,000 aggregate principal offering price of securities that were previously registered and for which $21,820 of filing fees were paid pursuant to applicable rates at the time of registration. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(2)	There is being registered hereunder an indeterminate number of common shares and preferred shares as may be sold, from time to time.
(3)	There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. Debt securities may be issued at an original issue discount or at a premium.
(4)	There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common shares and/or preferred shares.